PROTO-SCRIPT PHARMACEUTICALS, CORP.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

AND FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015

Contents

Page

Report of Independent Registered Public Accounting Firm	2

Consolidated Financial Statements:

Consolidated Balance Sheets as of March 31, 2016 (unaudited) December 31, 2015 and 2014	3

Consolidated Statements of Operations for the years ended December 31, 2015 and 2014 and the three months ended March 31, 2016 and 2015 (unaudited)	4

Consolidated Statement of Changes in Stockholders’ Equity for the years ended December 31, 2015 and 2014 and three months ended March 31, 2016 (unaudited)	5

Consolidated Statements of Cash Flows for the years ended December 31, 2015 and 2014 and the three months ended March 31, 2016 and 2015 (unaudited)	6

Notes to Consolidated Financial Statements	7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Proto Script Pharmaceuticals Corp.

We have audited the accompanying consolidated balance sheet of Proto Script Pharmaceuticals Corp. (the "Company”) as of December 31, 2015 and 2014 and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2015 and 2014, and the results of their consolidated operations, changes in stockholders’ equity and their consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidate financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Anton & Chia, LLP

Newport Beach, California

June 17, 2016

PROTO-SCRIPT PHARMACEUTICALS, CORP.
Consolidated Balance Sheets

	March 31,	December 31,	December 31,
	2016	2015	2014
ASSETS	(unaudited)

Current assets
Cash	$21,776	$9,090	$31,151
Accounts receivable, net	284,649	174,053	311,542
Loan to stockholder, net	-	-	25,797
Other current assets	867	357	-
Total current assets	307,292	183,500	368,490

Property and equipment, net	14,272	15,441	13,279
Intangible assets, net	-	-	71,944
TOTAL ASSETS	$321,564	$198,941	$453,713

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Bank overdraft	$45,308	$36,159	$-
Accounts payable	11,145	23,944	50,678
Accrued liabilities	250	-	900
Payroll liabilities	12,249	10,770	12,792
Other payables	75,826	65,826	65,826
TOTAL LIABILITIES	144,778	136,699	130,196

STOCKHOLDERS’ EQUITY
Common stock: authorized 500,000 common shares, no par, 100,000 issued and outstanding	-	-	-
Additional paid-in capital	-	-	-
Retained earnings	176,786	62,242	323,517
TOTAL STOCKHOLDERS' EQUITY	176,786	62,242	323,517
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$321,564	$198,941	$453,713

The accompanying notes are an integral part of these consolidated financial statements.

PROTO-SCRIPT PHARMACEUTICALS, CORP.
Consolidated Statement of Operations

	Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014
	(unaudited)	(unaudited)

Sales, net	$343,212	$311,751	$881,442	$947,993

Cost of goods sold	28,721	103,380	187,147	258,351

Gross profit	314,491	208,371	694,295	689,642

Operating expenses
Selling, general and administrative	165,403	215,045	840,981	921,682
Total operating expenses	165,403	215,045	840,981	921,682

Operating loss	149,088	(6,674)	(146,686)	(232,040)

Other income (expense)
Other expense	-	-	-	(11,721)
Other income	-	-	1,437	4,544
Total other income (expense)	-	-	1,437	(7,177)

Net income (loss)	$149,088	$(6,674)	$(145,249)	$(239,217)

Earnings (loss) per share - basic and diluted	$1.49	$(0.07)	$(1.45)	$(2.39)

Weighted average common shares - basic and diluted	$100,000	$100,000	$100,000	$100,000

The accompanying notes are an integral part of these consolidated financial statements.

PROTO-SCRIPT PHARMACEUTICALS, CORP.
Consolidated Statement of Changes in Stockholders' Equity
For the Years Ended December 31, 2015 and 2015
and the Three Months Ended March 31, 2016 (unaudited)

			Additional		Total
	Common Stock		Paid-in	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity

Balance, December 31, 2012	100,000	$-	$-	$657,727	$657,727

Net loss	-	-	-	(94,993)	(94,993)

Balance, December 31, 2013	100,000	-	-	562,734	562,734

Net loss	-	-	-	(239,217)	(239,217)

Balance, December 31, 2014	100,000	-	-	323,517	323,517

Net loss	-	-	-	(145,249)	(145,249)

Distribution to stockholder	-	-	-	(116,026)	(116,026)

Balance, December 31, 2015	100,000	-	-	62,242	62,242

Net income	-	-	-	149,088	149,088

Distribution to stockholder	-	-	-	(34,544)	(34,544)

Balance, March 31, 2016 (unaudited)	100,000	$-	$-	$176,786	$176,786

The accompanying notes are an integral part of these consolidated financial statements.

PROTO-SCRIPT PHARMACEUTICALS, CORP.
Consolidated Statements of Cash Flows

	Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014
	(unaudited)	(unaudited)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)	$149,088	$(6,674)	$(145,249)	$(239,217)
Adjustments to reconcile net income (loss) to cash
provided by (used in) operating activities:
Depreciation and amortization expense	1,169	21,729	75,846	88,195
Provision for loan to shareholder	-	-	-	135,973
Allowance for doubtful accounts	-	-	51,990	-
Changes in operating assets and liabilities:
Accounts receivable	(110,596)	1,415	85,499	(84,888)
Other current assets	(510)	(32)	(357)	-
Accounts payable	(12,799)	3,897	(26,734)	(21,617)
Accrued liabilities	250	(900)	(900)	(472)
Payroll liabilities	1,479	2,575	(2,022)	(188)
Net cash provided by (used in) operating activities	28,081	22,010	38,073	(122,214)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(600)	(6,064)	(2,077)
Purchase of intangible assets	-	-	-	(10,000)
Net cash used in investing activities	-	(600)	(6,064)	(12,077)

CASH FLOW FROM FINANCING ACTIVITIES:
Cash overdraft	9,149	6,846	36,159	-
Loan from (distributions to) stockholder, net	(34,544)	(36,761)	(90,229)	7,906
Advances from non-related party	10,000	-	-	65,826
Net cash provided by (used in) financing activities	(15,395)	(29,915)	(54,070)	73,732

Net cash decrease in cash	12,686	(8,505)	(22,061)	(60,559)
Cash at beginning of period	9,090	31,151	31,151	91,710
Cash at end of period	$21,776	$22,646	$9,090	$31,151

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$-	$-
Cash paid for income taxes	$-	$-	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Forgiveness of debt from Gold Star toward related party receivables	$-	$-	$-	$33,703
Deemed dividend to stockholder	$-	$-	$116,026	$-

The accompanying notes are an integral part of these consolidated financial statements.

PROTO-SCRIPT PHARMACEUTICALS, CORP.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014 and

for the Three Months Ended March 31, 2016 and 2015 (unaudited)

NOTE 1 - NATURE OF BUSINESS

_____________________________________________________________________________________________

Proto-Script Pharmaceuticals, Corp. (the “Company”) was incorporated under the laws of the state of California on June 27, 2001 and currently operates as PSP Homecare (dba). The Company has contracts with Medicare, Medi-Cal, IEHP and various other state and governmental insurance providers. These contracts provide the Company the right to sell and repair durable medical equipment (“DME”). The Company bills the insurance providers for payment. The Company’s primary business is to repair power wheelchairs and scooters which are classified as DME products and reimbursable by healthcare insurance providers.

The Company’s health care insurance contracts allow it the ability to service patients nationally. The Company is seeking to expand its market through additional contracts and open several repair facilities throughout the continental United States. Currently the Company has repair facilities in Las Vegas, Nevada, Rancho-Cucamonga, and Anaheim, California.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

_____________________________________________________________________________________________

The consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The accounting policies of an entity are the specific accounting principles and the methods of applying those principles that are judged by the management of the entity to be the most appropriate in the circumstances to present fairly financial position, cash flows, and results of operations in accordance with generally accepted accounting principles (GAAP) and that, accordingly, have been adopted for preparing the consolidated financial statements.

The accounting policies adopted by an entity can affect significantly the presentation of its financial position, cash flows, and results of operations. Accordingly, the usefulness of financial statements for purposes of making economic decisions about the entity depends significantly upon the user's understanding of the accounting policies followed by the entity.

Basis of Accounting

The Company’s consolidated financial statements are prepared using the accrual method of accounting. The Company elected a December 31, year-end.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Proto-Script Pharmaceuticals, Corp., a Nevada Corporation.  All significant intercompany transactions and balances have been eliminated.

Going Concern

The Company has suffered recurring losses from operations since 2013 and has stockholders’ equity has decreased from $323,517 at December 31, 2014 to $62,242 at December 31, 2015.  In all likelihood the Company will continue to incur significant expenses in connection with expansion of its business development efforts along with ever-increasing overhead expenses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management seeks to raise capital through the sale of equity securities, offering of debt instruments, and borrowings from financial institutions or other resources. There is no certainty that management will be successful in these efforts.

Interim Financial Statements

The interim financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company’s financial position, the results of its operations, and cash flows for the periods presented. The results of operations for the three months ended March 31, 2016 are not necessarily indicative of the results for the year ending December 31, 2016. The accompanying interim financial statements do not include all the disclosures normally presented in annual financial statements.

Cash

For purposes of the balance sheets and statements of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. There were no cash equivalents as of March 31, 2016 (unaudited) and December 31, 2015 and 2014.

Use of Estimates

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates, assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Significant estimates made in connection with the accompanying consolidated financial statements include the estimation of fair values in connection with the analysis of intangible assets for impairment and estimated useful lives for intangible assets and property and equipment.

Concentration of Risk

The Company maintains various bank accounts at financial institutions located in California and Nevada. Accounts at each bank are temporarily insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. As of March 31, 2016 (unaudited) and December 31, 2015 and 2014 the Company had no uninsured cash balances. The Company experienced no losses from such accounts and management believes it places its cash on deposit with financial institutions that are financially stable.

Accounts Receivable

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Past due balances over 90 days and other higher risk amounts are reviewed individually for collectability. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Bad debt expense (loss recovery) for the years ended December 31, 2015 and 2014 was $51,990 and $0, respectively and for the three months ended March 31, 2016 and 2015 was $0 and $0 (unaudited), respectively.

Collectability

The Company is governed by Medicare standards and therefore agrees to accept the Medicare-approved amounts as the total payment for the service or item. The Company also agrees to bill Medicare and other or suppliers directly on behalf of the patient.

We report patient accounts receivable net of estimated allowances for doubtful accounts and adjustments. Patient accounts receivable are uncollateralized and primarily consist of amounts due from Medicare, other third-party payers and patients. Our process for estimating the allowance for doubtful accounts is based upon our assessment of historical and expected net collections and trends in reimbursement.

Revenue Recognition

The Company’s revenue recognition policies comply with FASB ASC Topic 605, “Revenue Recognition.” The Company recognizes revenue when it provided the services, shipped the products and billed its customers, insurance companies, and government agencies, and no other significant obligations of the Company exist and collectability is reasonably assured. The Company’s billings are subject to insurance company and government regulatory agency adjustments. The Company revises the amount of revenue recognized when the insurance company and government regulatory adjustments are known to the Company. The adjustments to the amounts the Company can bill are changed approximately every five years when the government asks companies to submit a new bid. There is approximately one year between the time the Company is notified of any price changes until the time the new amounts come into effect.

Inventory

The Company purchases inventory from third party vendors, which consists of wheelchairs and scooters. Inventory, when carried if at all, represents finished goods, which is stated at lower of cost or market. The Company periodically reviews the value of items held in inventory and provides for write-downs or write-offs based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. The Company generally purchases product when it has a firm sales or service order.  At March 31, 2016 (unaudited) and December 31, 2015 and 2014, the Company had no inventory on hand.

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then assets are written down first, followed by other long-lived assets of the operation to fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. As March 31, 2016 (unaudited) and December 31, 2015 and 2014, there were no impairment losses recognized for long-lived assets

Property and Equipment

Property and equipment are stated at cost and consists of a delivery vehicle, furniture and equipment. Depreciation is computed on the straight-line basis over 60 months, the estimated useful life.

Property and equipment consists of:

	March 31,	December 31,	December 31,
	2016	2015	2014
	(unaudited)
Computers & Equipment	$2,300	$2,300	$-
Furniture & Fixtures	1,584	1,584	820
Machinery & Equipment	4,430	4,430	4,430
Truck & Auto	15,282	15,282	12,282
Total	23,596	23,596	17,532
Less accumulated depreciation	(9,324)	(8,155)	(4,253)
Property and equipment, net	$14,272	$15,441	$13,279

For the years ended December 31, 2015 and 2014, the Company recognized $3,902 and $3,195 in depreciation expense, respectively, and for the three months ended March 31, 2016 and 2015, the Company recognized $1,169 and $896 (unaudited) in depreciation expense, respectively.

Intangible assets

Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset's useful life and the impact of an event or circumstance on either an asset's useful life or carrying value involves significant judgment.

During 2012, the Company purchased a competitor patient list for $230,000. The purchase price consisted of a cash payment of $35,000 and an installment purchase obligation of $195,000. At December 31, 2013, the installment purchase obligation was paid in full. The Company amortizes the patient list over its estimated useful life of 36 months.

During 2014, the Company purchased a competitor customer list for $10,000. Purchase price consisted of a cash payment of $10,000. The Company amortizes the customer list over its estimated useful life of 12 months.

Intangible assets consist of:

	March 31,	December 31,	December 31,
	2016	2015	2014
	(unaudited)
Patient list	$230,000	$230,000	$230,000
Customer list	10,000	10,000	10,000
Total	240,000	240,000	240,000
Less accumulated amortization	(240,000)	(240,000)	(168,056)
Intangible assets, net	$-	$-	$71,944

For the years ended December 31, 2015 and 2014, the Company recognized $71,944 and $85,000 in amortization expense, respectively, and for the three months ended March 31, 2016 and 2015, the Company recognized $0 and $20,833 (unaudited) in amortization expense, respectively.

Income Taxes

The Company elected “S” corporation treatment for income tax purposes as provided for under §1362 of the Internal Revenue Code of 1986, as amended. An S corporation is generally not subject to federal income tax. During March 2015 the Company elected to terminate its “S” corporation status.

Income taxes are provided in accordance with ASC 740, Income Taxes. Deferred tax assets or liabilities are recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards available. Deferred tax expense (benefit) results from the net change during the period for its deferred tax assets and liabilities.

Deferred tax assets are reduced by valuation allowances when, in the opinion of management, it is more likely than not that some portion or all of its deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal income tax nor minimum state franchise tax.

Earnings (Loss) per Share

Basic earnings (loss) per share is calculated by dividing the Company’s net income (loss) by the weighted average number of common shares during the period. Diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) by the diluted weighted average number of shares outstanding during such period. Diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or common stock equivalent. Diluted earnings (loss) per share are the same as basic income (loss) per share due to no dilutive items having been issued by the Company.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (ASU 2014-09) , which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). Early adoption is not permitted. The Company is currently evaluating the impact of the pending adoption of ASU 2014-09 on its consolidated financial statements and has not yet determined the method by which it will adopt the standard beginning January 1, 2017.

In August, 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. The amendment in this ASU defers the effective date of ASU No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods with that reporting period.

In February, 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. ASU 2015-02 provides guidance on the consolidation evaluation for reporting organizations that are required to evaluate whether they should consolidate certain legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). ASU 2015-02 is effective for periods beginning December 15, 2015. The adoption of ASU 2015-02 is not expected to have a material effect on the Company’s consolidated financial statements. Early adoption is permitted.

In September, 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805).  Topic 805 requires that an acquirer retrospectively adjust provisional amounts recognized in a business combination, during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in the Update require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined. The acquirer is required to also record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date.  In addition an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning December 15, 2015. The adoption of ASU 2015-016 is not expected to have a material effect on the Company’s consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes. The new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. This update is effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods. The Company does not anticipate the adoption of this ASU will have a significant impact on its financial position, results of operations, or cash flows.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in ASU No. 2016-02 supersedes the lease recognition requirements in ASC Topic 840, Leases (FAS 13). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect this standard will have on its consolidated financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

NOTE 3 - STOCKHOLDERS’ EQUITY

_____________________________________________________________________________________________

The Company was formed with one class of common stock, no par and is authorized to issue 500,000 common shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the Company’s common stock could, if they chose to do so, elect all of the directors of the Company.

During 2012 the Company’s shareholders, which consists of 3 individuals acquired 100% of the Company’s issued and outstanding common stock from a prior shareholder in a private transaction.

On March 17, 2015, Michelle Rico, the Company’s CEO, purchased all of the outstanding shares from the other stockholders to become the sole stockholder of the Company.

As of December 31, 2015 and 2014, there were 100,000 shares of common stock issued and outstanding of the Company.

See Note 4 for distribution to stockholder.

NOTE 4 – LOAN TO STOCKHOLDER

_____________________________________________________________________________________________

The Company advances and borrows money from time to time to/from a related party. As of December 31, 2014, the Company was owed $161,770 from the Company’s CEO and stockholder. These advances are unsecured and carry no interest or repayment terms. Provision for loan to stockholder at December 31, 2014 was $135,973 resulting in a net balance of $25,797.

At September 30, 2015, the balance owed to the Company from its CEO was $100,046.  At September 30, 2015, the Company’s board of directors approved such amount outstanding as a distribution to stockholder in compensation for services provided by the CEO.  In addition, during the quarter ended December 31, 2015, the Company advanced the CEO and additional $15,980. At December 31, 2015, the Company’s board of directors approved $15,980 as a distribution to stockholder in compensation for services provided by the CEO.  The total of $116,026 is reflected as a distribution to stockholder in the accompanying statement of changes in stockholders’ equity.

During the three months, the Company made distributions to stockholder of $34,544 (unaudited).

The loan to stockholder balance at March 31, 2016 and December31, 2015 was $0 (unaudited) and $0, respectively.

NOTE 5 – OTHER PAYABLES

____________________________________________________________________________________________

During the year ended December 31, 2014 the Company received $65,826 from two non-related parties, in order to fund working capital expenses. In addition, during the three months ended March 31, 2016, the Company received and additional $10,000 (unaudited) from a non-related party.  The amounts are unsecured and carry no interest rate or repayment terms. One of the non-related parties purchased a controlling interest in a publicly traded company.  At March 31, 2016, December 31, 2015 and 2014, the amount outstanding was $75,826 (unaudited), $65,826 and $65,826, respectively.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

____________________________________________________________________________________________

The Company leases its office/warehouse space from various third parties.

•

Rancho Cucamonga, California - $2,700/month. Combined office and warehouse space of approximately 4,000 sq. ft. The lease has expired and the Company continues to lease the office and warehouse space on a month-to-month basis.

•

Las Vegas, Nevada - $1,370/month. Combined office and warehouse space of approximately 1,600 sq. ft. The lease has expired and the Company continues to lease the office and warehouse space on a month-to-month basis.

•

Anaheim, California - $1,222/month.  Combined office and warehouse space of approximately 950 sq. ft. The lease has expired and the Company continues to lease the office and warehouse space on a month-to-month basis.

For the years ended December 31, 2015 and 2014, the Company recognized $70,666 and $61,294, respectively, in rental or lease expense included in selling, general and administrative expense.

Litigation

The Company is subject to other potential liabilities under government regulations and various claims and legal actions that may be asserted. Matters may arise in the ordinary course and conduct of the Company’s business, as well as through its acquisition of certain intangible assets. Claim estimates that are probable and can be reasonably estimated are reflected as liabilities of the Company. The ultimate resolution of these matters is subject to many uncertainties. It is reasonably possible that matters, which may be asserted, could ultimately be decided unfavorably for the Company. During the years ended December 31, 2015 and 2014, the Company did not face any claims or litigation.

NOTE 7 – SUBSEQUENT EVENTS

____________________________________________________________________________________________

The Company was awarded a contract by the Center for Medicare & Medicaid Services that begins on July 1, 2016 and expires on December 31, 2108. The contract requires the Company to furnish certain items of Durable Medical Equipment, Prosthetics, Orthotics and Supplies (DMEPOS) under the Medicare DMEPOS Competitive Bidding Program. The Company’s revenue is expected to substantially increase because of the contract.